Filed Pursuant to Rule 424(b)(2)
File Number 333-198735

Product Supplement to the Prospectus and the Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-198735 – No. 4335

The Goldman Sachs Group, Inc.

Medium-Term Notes, Series D

Callable Range Accrual Notes

Linked to the
Performance of an Underlier or an Underlier and a Reference Rate

Goldman Sachs may from time to time offer and sell callable range accrual notes, which we refer to as the notes, the payments and performance of which will be linked to the performance of an underlier or an underlier and a reference rate. When we refer to an underlier, we mean an individual index or an individual exchange traded fund. When we refer to a reference rate, we mean the interest or other rate specified in the applicable pricing supplement and described in the accompanying prospectus supplement or the applicable pricing supplement. The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-198735, any general terms supplement that is specified in the applicable pricing supplement (which we refer to as the applicable general terms supplement) and this product supplement no. 4335 dated December 22, 2015 describe terms that will apply generally to the notes, including any notes you purchase. This product supplement no. 4335 is intended to be read in conjunction with the other prospectuses above, including as to certain terms used in this product supplement no 4335 that are defined in such other prospectuses. A separate pricing supplement, which we refer to as the applicable pricing supplement, will describe terms that apply specifically to your notes, including any changes to the general terms contained herein and in the applicable general terms supplement.

The notes will pay
interest, if any, on each interest payment date, as specified in the applicable pricing supplement. The amount of interest paid will be based on the number of scheduled trading days and, for notes linked to an underlier and a reference rate, scheduled rate business days (each such day that is a scheduled trading day and, if applicable, also a scheduled rate business day, a “reference date”) on which (1) for notes linked to an underlier, the closing level of the underlier is greater than or equal to the underlier barrier level, which will be specified in the applicable pricing supplement, or (2) for notes linked to an underlier and a reference rate, the closing level of the underlier is greater than or equal to the underlier barrier level and the reference rate is within the rate trigger range which will be specified in the applicable pricing supplement. To determine the annualized interest rate with respect to each interest payment date, we will divide the number of reference dates in the immediately preceding interest period on which the above condition or conditions, as applicable, are met by the total number of reference dates in that interest period. We will then multiply the resulting fraction by the interest factor for such interest payment date, which will be specified in the applicable pricing supplement. Your interest payment for each $1,000 face amount of your notes will equal the product of the annualized interest rate times $1,000 times an accrued interest factor determined in accordance with the day count convention specified in the applicable pricing supplement and described in the accompanying prospectus supplement.

Goldman Sachs has the right to redeem your notes in whole, but not in part, on the redemption date or redemption dates specified in the applicable pricing supplement, which will be a predetermined business day or a set of predetermined business days. If the notes are redeemed, the amount you will receive on the redemption date will be an amount in cash equal to the sum of the face amount plus any accrued and unpaid interest.

If your notes are not redeemed on
any redemption date, the return on your notes at maturity, excluding any interest payments, will be based on the performance of the underlier as measured by the percentage change in the closing level of the specified underlier on the determination date (the final underlier level, subject to adjustments as described in the applicable general terms supplement) from the initial underlier level, which will be specified in the applicable pricing supplement and may be higher or lower than the actual closing level of the underlier on the trade date. We refer to this percentage change as the underlier return. If the underlier return is less than 0%, if the final underlier level is less than the trigger buffer level, where a trigger buffer level applies to your notes, or if the final underlier level is less than the buffer level, where a buffer level applies to your notes, you would lose a portion of your investment in the notes and you may lose your entire investment.

If the notes are not redeemed on any redemption date, on the stated maturity date you will receive, in addition to any accrued and unpaid interest, the cash settlement amount, which for each $1,000 face amount of notes will be an amount in cash equal to:

●

if the final underlier level is greater than the initial underlier level, the face amount of the note;

●

if the applicable pricing supplement specifies a trigger buffer level (which will be an amount less than the initial underlier level), (1) if the final underlier level is equal to or less than the initial underlier level but greater than or equal to the trigger buffer level, the face amount of the note or (2) if the final underlier level is less than the trigger buffer level, the face amount of the note minus an amount equal to 1% of the face amount of the note for every 1% negative underlier return;

●

if the applicable pricing supplement specifies a buffer level (which will be an amount less than the initial underlier level), (1) if the final underlier level is equal to or less than the initial underlier level but greater than or equal to the buffer level, the face amount of the note or (2) if the final underlier level is less than the buffer level, the face amount of the note minus an amount equal to the product of the buffer rate (which will be a percentage greater than or equal to 100%, as specified in the applicable pricing supplement) times 1% of the face amount of the note for every 1% negative underlier return below the underlier return at the buffer level; or

●

if the applicable pricing supplement does not specify a trigger buffer level or a buffer level, (1) if the final underlier level is equal to the initial underlier level, the face amount of the note or
(2) if the final underlier level is less than the initial underlier level, the face amount of the note minus an amount equal to 1% of the face amount of the note for every 1% negative underlier return.

Therefore, you will receive less than the face amount of your notes on the stated maturity date and you could lose all or a substantial portion of your investment in the notes if the final underlier level is less than the initial underlier level and, if applicable, is less than the trigger buffer level or buffer level.

The general terms of the callable range accrual notes are described beginning on page S-24 and include the following:

Issuer: The Goldman Sachs Group, Inc.

Underlier: as specified in the applicable pricing supplement and described in the applicable general terms supplement or the applicable pricing supplement

Reference rate: none, unless specified in the applicable pricing supplement and described in the accompanying prospectus supplement or the applicable pricing supplement

Cash settlement amount (on the stated maturity date): on the stated maturity date, for each
$1,000 face amount of your notes the issuer will pay you an amount in cash calculated as described under “General Terms of the Callable Range Accrual Notes — Payment of Principal on Stated Maturity Date” on page S-26

Face amount: each note will have a face amount equal to $1,000, or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

Stated maturity date: as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in the applicable pricing supplement

Determination date:
as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Early redemption right: as specified in the applicable pricing supplement and described under “General Terms of the Callable Range Accrual
Notes — Redemption of the Notes” on page S-24

Redemption dates: as specified in the applicable pricing supplement

Interest rate: as specified in the applicable pricing supplement and described under “General Terms of the Callable Range Accrual Notes — Interest Payments” on page S-24 or the applicable pricing supplement

Interest determination dates: as specified in the applicable pricing supplement

Interest payment dates: as specified in the applicable pricing supplement, subject to postponement as described under “General Terms of the
Callable Range Accrual Notes — Interest Payments” on page S-24, unless otherwise specified in the applicable pricing supplement

Interest period: as specified in the applicable pricing supplement

Reference dates: as specified in the applicable pricing supplement and described under “General Terms of the Callable Range Accrual Notes
— Reference Dates” on page S-28

Underlier barrier level: as specified in the applicable pricing supplement

Rate trigger range: none, unless specified in the applicable pricing supplement

Interest factor: as specified in the applicable pricing supplement

Day count convention: as specified in the applicable pricing supplement and as described in the accompanying prospectus supplement

Accrued interest factor: as specified in the applicable pricing supplement and as described in the accompanying prospectus supplement

Calculation agent: Goldman, Sachs & Co.

Rate business day: none, unless specified in the applicable pricing supplement

Your investment in the callable range accrual notes involves certain risks. See “Additional Risk Factors Specific to the Callable
Range Accrual Notes” beginning on page S-19 to read about investment risks relating to the notes.

Neither
the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement no. 4335, the applicable general terms supplement, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman
Sachs may use this product supplement no. 4335 in the initial sale of the callable range accrual notes. In addition, Goldman, Sachs & Co. or any affiliate of Goldman Sachs may use this product supplement no. 4335 in a market-making transaction in a callable range accrual note after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this product supplement no. 4335 is being used in a market-making transaction.

Goldman, Sachs & Co.

Product Supplement
No. 4335 dated December 22, 2015.

In this product supplement no. 4335, when we refer to a “note”, we mean a callable range accrual note unless the context requires otherwise. Each of the notes has the terms described under “Summary Information” on page S-1 and under “General Terms of the Callable Range Accrual Notes” on page S-24. Please note that in this product supplement no. 4335, references to “The Goldman Sachs Group, Inc.”, “we”, “our”, and “us” mean only The Goldman Sachs Group, Inc., and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus under “Legal Ownership and Book-Entry Issuance”. References in this product supplement no. 4335, the applicable general terms supplement and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in the aggregate on the global note representing the notes. Also, references to the
“accompanying prospectus” mean the accompanying prospectus, and where the context so requires, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series D, each of The Goldman Sachs Group, Inc. and each as may be amended from time to time, that form a part of Registration Statement No. 333-198735. References to the “indenture” in this product supplement no. 4335 mean the senior debt indenture, dated July 16, 2008, between The
Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.

The Notes Are Part of a Series

The callable range accrual notes are part of a series of debt securities, entitled “Medium-Term Notes, Series D”, that we may issue under our indenture from time to time. The callable range accrual notes are “indexed debt securities”, as defined in the accompanying prospectus. This product supplement no. 4335 summarizes financial and other terms that apply generally to the callable range accrual notes. We describe terms that apply generally to all Series D medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series D medium-term notes and the accompanying prospectus, respectively. An applicable general terms supplement will describe certain underliers to which your notes may be linked and certain other terms that apply generally to the notes. Defined terms used here but not defined here are used as defined in the applicable pricing supplement, or if not defined in the applicable pricing supplement, as defined in the applicable general terms supplement or the accompanying prospectus.

Please note that the information about the settlement or trade dates, issue price, underwriting discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing
Supplements

The specific terms of your notes will be described in a pricing supplement accompanying this product supplement no. 4335. The terms described there supplement those described here, in the applicable general terms supplement and in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and are in addition to the terms described in the applicable general terms supplement. If the terms described here are inconsistent with those described in the accompanying prospectus or the applicable general terms supplement, the terms described here are controlling. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the applicable general terms supplement or accompanying prospectus, the terms described in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this product supplement no. 4335 for all purposes with respect to your notes.

Summary Information

Redemption of the Notes

We may redeem your
notes, at our option, in whole but not in part, on the redemption date or redemption dates, which will be a predetermined business day or a set of predetermined business days. If the notes are redeemed, you will receive an amount equal to 100% of the face amount plus any accrued and unpaid interest to but excluding such redemption date.

If we choose to exercise our early redemption
right described herein and in the applicable pricing supplement, we will notify the holder of your notes and the trustee by giving notice no later than a predetermined number of business days prior to the applicable redemption date. The day we give the notice, which will be a business day, will be the redemption notice date and the immediately following interest payment date, which we will state in the redemption notice, will be the redemption date. We will not give a redemption notice that results in a redemption date later than the stated maturity date.

If we give the holder a redemption notice, on the redemption date, we will pay, to the holder of record on the scheduled business day immediately preceding the redemption date the redemption price in cash, together with any accrued and unpaid interest to but excluding such redemption date.

Interest Payments

The interest rate with
respect to any interest payment date will be determined on the immediately preceding interest determination date, based on the closing level of the underlier and the level of the reference rate, if applicable, on each reference date during the interest period immediately preceding such interest payment date. The interest rate will be specified in the applicable pricing supplement and will equal:

●

For notes linked to an underlier, (1) the applicable interest factor for such interest payment date times (2) the quotient of (i) the number of reference dates during the applicable interest period when the closing level of the underlier was greater than or equal to the underlier barrier level divided by (ii) the number of reference dates during such interest period.

●

For notes linked to an underlier and a reference rate, (1) the applicable interest factor for such interest payment date times (2) the quotient of (i) the number of reference dates during the applicable interest period when the closing level of the underlier was greater than or equal to the underlier barrier level and the level of the reference rate was within the rate trigger range divided by (ii) the number of reference dates during such interest period.

The underlier barrier level will be specified in the
applicable pricing supplement.

The rate trigger range, if applicable, will be specified in the applicable pricing supplement.

If, for any reference date during the applicable interest period, the closing level of the underlier is less than the underlier barrier level or, if applicable, the reference rate is not within the rate trigger range, the interest rate for the applicable interest payment date will be reduced.

The calculation agent will calculate the amount of interest that has accrued on your notes with respect to each interest payment date in accordance with the day count convention specified in the applicable pricing supplement by determining the interest rate with respect to such interest payment date as specified above and multiplying the result by the accrued interest factor specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the regular record date for each interest payment date will be the scheduled business day immediately preceding each interest payment date.

Interest, if any, will be paid on your notes on the interest payment dates specified in the applicable pricing supplement. If an interest payment date would otherwise be a day that is not a business day, the payment due on that interest payment date will be postponed to the next day that is a business day. However, the interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. If the stated maturity date does not occur on the originally scheduled day, the interest payment date scheduled to occur on that originally scheduled day will instead occur on the postponed stated maturity date. However, interest on your notes will accrue only up to, but excluding, the originally scheduled stated maturity date.

Payment of Principal at Maturity

Subject to
our redemption right as provided in the applicable pricing supplement, on the stated maturity date, in addition to paying any accrued and unpaid interest, we will exchange your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes With a Trigger Buffer Level

The applicable pricing supplement may specify a trigger buffer level for your notes. If the applicable pricing supplement so provides, the trigger buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial underlier level.

In such a case, regardless
of whether the notes are linked to an underlier or an underlier and a reference rate, if the final level of the applicable underlier is greater than the initial level of such underlier, the cash settlement amount will equal the face amount of your notes. Although the applicable underlier return will be a positive percentage in this case, the cash settlement amount will not be greater than the face amount of your notes. If, on the other hand, the final level of the applicable underlier is equal to or less than the initial level of such underlier but greater than or equal to the trigger buffer level, the cash settlement amount will equal the face amount of your notes. Further, if the final level of the applicable underlier is less than the trigger buffer level, the cash settlement amount will equal the face amount of your notes minus an amount equal to 1% of the face amount of your notes for every 1% negative underlier return. Therefore, the cash settlement amount will decrease at the same rate as the rate of decrease in the return of the applicable underlier below the trigger buffer level. In such a case, the cash settlement amount will be less than the face amount of your notes and could even be zero.

The return of the applicable underlier, which we refer
to as the underlier return, is equal to the percentage, if any, by which the final level of the applicable underlier (which we refer to as the final underlier level) differs from the initial level of such underlier (which we refer to as the initial underlier level). The underlier return measures the performance of the applicable underlier from the trade date to the determination date by measuring the change in the final underlier level (as determined on the determination date for the notes)
over the initial underlier level (as determined on the trade date for the notes). As a result, temporary fluctuations in the underlier level during the term of the notes that do not occur on or near the trade date or the determination date may have little, if any, impact on the cash settlement amount, if any, that will be paid at maturity. However, these fluctuations may impact the amount paid on the notes as specified above.

Calculation of Cash Settlement Amount

If the final
underlier level is greater than the initial underlier level, the cash settlement amount will equal the face amount of your notes where,

face amount

=

unless otherwise specified in the applicable pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000

If the final underlier level is equal to or less than the initial underlier level but greater than or

equal to the trigger buffer level, the cash settlement amount will equal the face amount of your notes.

If the final underlier level is less than the trigger buffer level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × underlier return)

where,

underlier return

=

final underlier level – initial underlier level , expressed as a percentage initial underlier level

initial underlier level

=

as specified in the applicable pricing supplement

final underlier level

=

the closing level of the underlier on the determination date, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

closing level

=

unless otherwise specified in the applicable pricing supplement, as described in the applicable general terms supplement and where,

stated maturity date

=

the date specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement determination date

=

the date specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

Cash Settlement Amount for Notes With a Buffer Level

The applicable pricing supplement may specify a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial underlier level.

In such a case, regardless of whether the notes
are linked to an underlier or an underlier and a reference rate, if the final level of the applicable underlier is greater than the initial level of such underlier, the cash settlement amount will equal the face amount of your notes. Although the applicable underlier return will be a positive percentage in this case, the cash settlement amount will not be greater than the face amount of your notes. If, on the other hand, the final level of the applicable underlier is equal to or less than the initial level of such underlier but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of your notes. Further, if the final level of the applicable underlier is less than the buffer level, the cash settlement amount will equal the face amount of your notes minus an amount equal to the product of the buffer rate (as described below) times 1% of the face amount of your notes for every 1% negative underlier return below the underlier return at the buffer level. Unless the applicable pricing supplement otherwise provides, the buffer rate will exceed 100% and therefore the rate of decrease in the cash settlement amount will exceed the rate of decrease in the underlier return, as applicable. In such a case, the cash settlement amount could even be zero. If the applicable pricing supplement specifies that the buffer rate is 100%, the rate of decrease in the cash settlement amount will equal the rate of decrease in the underlier return, as applicable, and the minimum cash settlement amount will equal the buffer amount times the face amount of your notes.

The buffer rate, which will be a positive percentage, indicates the rate of decrease in the cash settlement amount compared to any rate of decrease in the underlier return below the buffer level. If you purchase notes with a buffer rate greater than 100%, and if the final underlier level is less than the buffer level, the cash settlement amount, if any, will decrease at a greater rate than the rate of decrease in the underlier return. If you purchase notes with a buffer rate equal to 100%, the cash settlement amount will decrease at the same rate as the rate of decrease in the return of the applicable underlier below the buffer level. In such a case, the cash settlement amount will be no less than the buffer amount times the face amount of your notes.

Calculation of Cash Settlement Amount

If the final underlier level is greater than the initial underlier level, the cash settlement amount will equal the face amount of your notes

where,

face amount

=

unless otherwise specified in the applicable pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000

If the final underlier level is equal to or less than the initial underlier level but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of your notes.

If the
final underlier level is less than the buffer level, the cash settlement amount will be calculated as follows:

cash
settlement amount = face amount + (face amount × buffer rate × (underlier return + buffer amount))

where,

buffer rate

=

a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or
(ii) 100%

buffer amount

=

a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial underlier level minus the buffer level divided by (ii) the initial underlier level, expressed as a percentage

buffer level

=

a percentage (less than 100% and greater than 0%) of the initial underlier level specified in the applicable pricing supplement and where,

“underlier return”,
“initial underlier level”, “final underlier level”, “closing level”, “stated maturity date” and “determination date” are as described under “Cash Settlement Amount for Notes With a Trigger
Buffer Level — Calculation of Cash Settlement Amount” above.

Cash Settlement Amount for Notes Without a Trigger Buffer Level or Buffer
Level

If the applicable pricing supplement does not specify a trigger buffer level or a buffer level or specifies that a trigger buffer level or a buffer level is not applicable, regardless of whether the notes are linked to an underlier or an underlier and reference rate, if the final underlier level is greater than the initial underlier level, the cash settlement amount will equal the face amount of your notes. Although the applicable underlier return will be a positive percentage in this case, the cash settlement amount will not be greater than the face amount of your notes. If the final underlier level is equal to the initial underlier level, the cash settlement amount also will equal the face amount of your notes. Further, if the final underlier level is less than the initial underlier level, the cash settlement amount will equal the face amount of your notes minus 1% of the face amount of your notes for every 1% negative underlier return. In such a case, the cash settlement amount will be less than the face amount of your notes and could even be zero.

Calculation of Cash Settlement Amount

If the final underlier level is greater than or equal to the initial underlier level, the cash settlement amount will equal the face amount of your notes

where,

face amount

=

unless otherwise specified in the applicable pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000

If the final underlier level is less than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × underlier return)

where,

“underlier return”, “initial underlier level”,
“final underlier level”, “closing level”, “stated maturity date” and “determination date” are as described under “Cash Settlement Amount for Notes With a Trigger Buffer Level — Calculation of Cash
Settlement Amount” above.

Underliers

For a description of certain underliers to which the notes may be linked, see the applicable general terms supplement. Any other underlier to which the notes may be linked will be described in the applicable pricing supplement.

Reference Rate

For a description of certain reference rates to which the notes may be linked, see the prospectus supplement. Any other reference rate to which the notes may be linked will be described in the applicable pricing supplement.

Other Terms of the Notes

●

The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.

●

You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.

●

The notes may be issued at par, at a discount or at a premium to their stated principal amount.

●

We may sell additional notes after the date of the applicable pricing supplement at issue prices, underwriting discounts and net proceeds that differ from the amounts specified in the applicable pricing supplement.

●

We may from time to time, without your consent, issue additional callable range accrual notes having the same terms as certain callable range accrual notes previously issued.

Calculation Agent

Goldman, Sachs &
Co. is appointed as the initial calculation agent for the callable range accrual notes as of the date of this product supplement no. 4335. We may appoint a different entity as the calculation agent for your notes or change the calculation agent for your notes without notice to the holders and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to us. The calculation agent will make all determinations regarding the underlier, the reference rate, if applicable, the final underlier level, the underlier return, market disruption events, successor underliers, the stated maturity date, the determination date, interest payment dates and interest determination dates, redemption dates, business days, trading days, rate business days, if applicable, the amount of interest, if any, payable on the interest payment dates, the cash settlement amount and the amount payable on your notes at maturity or upon redemption, and any other determination as applicable or specified in the applicable pricing supplement. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent.

What About Taxes?

The U.S. federal income tax
consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental Discussion of Federal Income Tax Consequences” on page S-30.

Pursuant to the terms of the notes, The Goldman
Sachs Group, Inc. and you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize each of your notes for all tax purposes as an income-bearing pre-paid derivative contract.
Pursuant to this approach, it is likely that any interest payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If you are a United States alien holder (as defined in
“Supplemental Discussion of Federal Income Tax Consequences” below) of the notes, we intend to withhold on interest payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty. In addition, upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any between the amount you receive at such time (excluding amounts attributable to any interest payments) and your tax basis in the notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year.

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as the notes and it is possible that any future guidance could adversely affect the tax treatment and the value of the notes. Except to the extent otherwise provided by law, The Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-30 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

In addition, legislation was introduced in Congress in 2007
that, if enacted, would have required holders that acquire the notes after the bill is enacted to accrue interest income over the term of such notes even if there may be no interest payments over the term of the notes. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

The
tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 4335 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different from those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

You should consult your tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of the notes in your particular circumstances.

HYPOTHETICAL RETURNS ON THE CALLABLE RANGE ACCRUAL NOTES

The following examples, tables and charts are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate (i) the method we will use to determine the interest rate for any given interest payment date based on the closing level of the underlier and, for notes linked to an underlier and a reference rate, the level of the reference rate, on the applicable reference dates in the immediately preceding interest period, (ii) the method we will use to calculate the amount of interest accrued between interest payment dates and
(iii) the impact that the various hypothetical closing levels of the underlier on the determination date could have on the cash settlement amount at maturity, assuming all other variables described below remain constant, for a range of underlier levels and, if applicable, reference rates as they relate to hypothetical issuances of notes.

The information in the examples, tables and
charts below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date, are not redeemed early and are held to the stated maturity date. If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples, tables and charts below such as prevailing interest rates and the volatility of the underlier and, if applicable, the reference rate. For more information on the value of your notes in the secondary market, see “Additional Risk Factors Specific to the Callable Range Accrual Notes — The Market Value of Your Notes May Be
Influenced by Many Unpredictable Factors” below.

No one can predict what the underlier level or, if applicable, the reference rate will be on any day throughout the life of your notes, what the final underlier level will be on the determination date and what the interest rate will be on any interest payment date. The underliers described in the applicable general terms supplement and the reference rates described in the accompanying prospectus supplement have been highly volatile in the past — meaning that their levels have changed substantially in relatively short periods — and their performance cannot be predicted for the future. In addition, any rate of return you may earn on your investment in the notes may be lower than that which you could earn on a comparable investment in the underlier stocks of the underlier or, if applicable, the reference rate to which your notes are linked. Among other things, the return on your notes will not reflect any dividends that may be paid on the underlier stocks, as applicable. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes, see “Additional Risk Factors Specific to the Callable Range Accrual Notes — The Tax Consequences of an Investment in Your Notes Are Uncertain” below.

We have assumed for the purposes of these examples, tables and charts below that the day count convention calculation results in an accrued interest factor of approximately 0.08333, that we have not exercised our early redemption right, there is no change in or affecting the composition of the underlier or the method by which the underlier is calculated, that there is no change in the relative weighting of any underlying stock for the underlier, and neither a market disruption event, a non-trading day nor a non-rate business day occurs on any reference date or the originally scheduled determination date.

For these reasons, the actual performance of the underlier and, if applicable, the reference rate over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.

Any initial underlier level, underlier barrier level,
rate trigger range, trigger buffer level, buffer level, buffer rate, buffer amount, interest factor, stated maturity date, interest determination dates and determination date that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Calculation of Interest

The following tables and examples illustrate the method we will use to calculate the interest rate with respect to an interest payment date, subject to the key terms and assumptions below.

Notes Linked to an Underlier

Key Terms and Assumptions

Face amount of the note:

$1,000

Hypothetical initial underlier level:

1,000

Hypothetical underlier barrier level:

750

Hypothetical interest factor:

8.25%

Hypothetical interest payment dates:

monthly

The numbers in the first column represent the number of reference dates (“N”) during any given interest period for which the closing level of the underlier is greater than or equal to the underlier barrier level. The levels in the fourth column represent the hypothetical interest amount, as a percentage of the face amount of each note, that would be payable with respect to a given interest period in which the closing level of the underlier is greater than or equal to the underlier barrier level for a given number of reference dates (as specified in the first column).

N* (A)

Assumed number of eligible trading days in an interest
period (B)

Fraction (A/B) × Interest Factor

Amount of interest to be
paid on the related interest payment date (using 30/360 (ISDA) convention)

0

20

0.000000

0.00%

5

20

0.020625

0.17%

10

20

0.041250

0.34%

15

20

0.061875

0.52%

20

20

0.082500

0.69%

* The number of days for which the closing level of the underlier is greater than or equal to the underlier barrier level in a given interest period is subject to numerous adjustments, as described herein and in the applicable pricing supplement.

Notes Linked to an Underlier and a
Reference Rate

Key Terms and Assumptions

Face amount of the note:

$1,000

Hypothetical initial underlier level:

1,000

Hypothetical underlier barrier level:

750

Hypothetical rate trigger range:

  greater than or equal to 0.00%
and less than or equal to 6.00%

Hypothetical interest factor:

8.00%

Hypothetical interest payment dates:

  monthly

The numbers in the first column represent the number of reference dates (“N”) during any given interest period for which the closing level of the underlier is greater than or equal to the underlier barrier level and the level of the reference rate is within the rate trigger range. The levels in the fourth column represent the hypothetical interest amount, as a percentage of the face amount of each note, that would be payable with respect to a given interest period in which the closing level of the underlier is greater than or equal to the underlier barrier level and the level of the reference rate is within the rate trigger range for a given number of reference dates (as specified in the first column).

N* (A)

Assumed number of eligible trading days that are rate business days in an interest period (B)

Fraction (A/B) × Interest Factor

Amount of interest to be paid on the related interest payment date (using 30/360
(ISDA) convention)

0

20

0.00000000

0.00%

5

20

0.02000000

0.17%

10

20

0.04000000

0.33%

15

20

0.06000000

0.50%

20

20

0.08000000

0.67%

* The number of days for which the closing level of the underlier is greater than or equal to the underlier barrier level and the level of the reference rate is within rate trigger range in a given interest period is subject to numerous adjustments, as described herein and in the applicable pricing supplement.

Calculation of the Cash Settlement Amount

Notes Linked to
an Underlier or an Underlier and a Reference Rate

Example for the Case Where the Final Underlier Level Is Greater Than the Initial Underlier
Level

If the final underlier level is greater than the initial underlier level, on the stated maturity date for each note you will receive a cash settlement amount equal to the face amount of your notes. The cash settlement amount will be calculated on the determination date.

The
hypothetical example presented below shows how the amount payable on the notes is calculated when the final underlier level is greater than the initial underlier level, based on key terms and assumptions set forth below.

Example 1: The final underlier level is greater than the initial underlier level.

Key Terms and Assumptions

Face amount of the note:

$
1,000

Hypothetical initial underlier level:

1,000

  Hypothetical final
underlier level:

1,500

Cash settlement amount = $1,000

In
the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount of $1,000. Because the final underlier level is greater than the initial underlier level, the return on your notes is limited to the face amount of your notes and will not be based on the rate of increase in the closing level of the underlier from the trade date to the determination date.

Excluding any interest, the hypothetical percentage return on the note is 0%, regardless of the hypothetical positive percentage return of the underlier. The appreciation potential of the notes will be limited even if the final underlier level would otherwise imply a much higher return on your notes. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlier or the underlier stocks of the underlier or, if applicable, the reference rate.

Examples for the Case Where the Applicable Pricing Supplement Specifies a Trigger Buffer Level and the Final Underlier Level is Equal to or Less Than the Initial
Underlier Level

If the applicable pricing supplement specifies a trigger buffer level, and if the final underlier level is equal to or less than the initial underlier level but greater than or equal to the trigger buffer level, on the stated maturity date for each note you will receive a cash settlement amount equal to the face amount of your notes. If the applicable pricing supplement specifies a trigger buffer level, and if the final underlier level is less than the trigger buffer level, on the stated maturity date for each note you will receive a cash settlement amount that is less than the face amount of each note. In such a case, the cash settlement amount will be calculated on the determination date (examples of such calculations are provided below) and will equal, for your notes, the sum of the face amount plus the product of (i) the face amount times (ii) the underlier return. Accordingly, if the final underlier level is equal to or less than the initial underlier level, the amount payable at maturity per each note will be as follows:

if the final underlier level is equal to or less than the initial underlier level but greater than or equal to the trigger buffer level,

face amount of the note

if the final underlier level is less than
the trigger buffer level,

face amount of the note + (face amount of the note × underlier return)

Example 2: The final underlier level is less than or equal to the initial underlier level but greater than or equal to the
trigger buffer level.

Key Terms and Assumptions

Face amount of the note:

$
1,000

Hypothetical initial underlier level:

1,000

Hypothetical final underlier level:

900

Hypothetical trigger buffer level:

800

In the example above, since the final underlier level of 900 is greater than the trigger buffer level of 800, the amount payable at maturity per $1,000 face amount will equal a cash settlement amount equal to the $1,000 face amount.

Example 3: The final underlier
level is less than the trigger buffer level.

Key Terms and Assumptions

Face amount of the note:

$
1,000

Hypothetical initial underlier level:

1,000

Hypothetical final underlier level:

600

Hypothetical trigger buffer level:

800

Cash settlement amount

In the example above, since the final underlier level of 600 is less than the trigger buffer level of 800, the amount payable at maturity per $1,000 face amount will equal a cash settlement amount that is less than the $1,000 face amount. As calculated above, the cash settlement amount will equal $600.

Key Terms and Assumptions

Face amount of the note:

$
1,000

Hypothetical initial underlier level:

1,000

Hypothetical trigger buffer level:

800

The table below illustrates the effect of the assumed trigger buffer level of 800 on the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease on a one-to-one basis when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes could be less than the face amount and could even be zero.

  Hypothetical
Underlier Return

Hypothetical Final Underlier Level

Face Amount

Hypothetical Cash Settlement Amount

Hypothetical Percentage Return on $1,000 Note

0%

1,000

$1,000

$1,000.00

0.0%

-10%

900

$1,000

$1,000.00

0.0%

-20%

800

$1,000

$1,000.00

0.0%

-25%

750

$1,000

$ 750.00

-25.0%

-50%

500

$1,000

$ 500.00

-50.0%

-75%

250

$1,000

$ 250.00

-75.0%

-100%

0

$1,000

$ 0.00

-100.0%

Examples for the Case Where the Applicable Pricing Supplement Specifies a Buffer Level and the Final Underlier Level is Equal to or
Less Than the Initial Underlier Level

If the applicable pricing supplement specifies a buffer level, and if the final underlier level is equal to or less than the initial underlier level but greater than or equal to the buffer level, on the stated maturity date for each note you will receive a cash settlement amount equal to the face amount of your notes. If the applicable pricing supplement specifies a buffer level, and if the final underlier level is less than the buffer level, on the stated maturity date for each note you will receive a cash settlement amount that is less than the face amount of your notes. In such a case, the cash settlement amount will be calculated on the determination date (examples of such calculations are provided below) and will equal, for each note, the sum of the face amount plus the product of (i) the face amount times (ii) the buffer rate times (iii) the sum of (1) the underlier return plus (2) the buffer amount. Accordingly, if the final underlier level is equal to or less than the initial underlier level, the amount payable at maturity per each note will be as follows:

if the final underlier level is equal to or less than the initial underlier level but greater than or equal to the buffer level,

face amount of the note

if the
final underlier level is less than the buffer level,

face amount of the note + (face amount of the note × buffer rate × (underlier return +
buffer amount))

Example 4:    The final underlier level is less than or equal to the initial underlier level but greater than or equal to the buffer level.

Key Terms and Assumptions

Face amount of the note:

$
1,000

Hypothetical initial underlier level:

1,000

Hypothetical final underlier level:

900

Hypothetical buffer level:

800

In the example above, since the final underlier level of 900 is greater than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal a cash settlement amount equal to the $1,000 face amount.

Example 5:    The
final underlier level is less than the buffer level.

Key Terms and Assumptions

Face amount of the note:

$
1,000

Hypothetical initial underlier level:

1,000

Hypothetical final underlier level:

600

Hypothetical buffer level:

800

Hypothetical buffer amount:

20
%

If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

Buffer rate

Cash settlement amount

If the applicable
pricing supplement specifies a buffer rate of 100%,

Cash settlement amount

In the example above, since the final underlier level of 600 is less than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal a cash settlement amount that is less than the $1,000 face amount. The hypothetical buffer amount will equal the quotient of (i) the initial underlier level of 1,000 minus the buffer level of 800 divided by (ii) the initial underlier level of 1,000, expressed as a percentage, or 20%. If the applicable pricing supplement specifies a buffer rate equal to the quotient of the initial underlier level of 1,000 divided by the buffer level of 800, or 125%, the cash settlement amount will equal $750. On the other hand, if the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $800.

Key Terms and Assumptions

Face amount of the note:

$
1,000

Hypothetical initial underlier level:

1,000

Hypothetical buffer level:

800

Hypothetical buffer amount:

20
%

Hypothetical buffer rate:

125
%

The table below illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 125% on the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date.
The hypothetical percentage return on a note will decrease at an accelerated rate when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes could be less than the face amount and could even be zero.

Hypothetical Underlier Return

Hypothetical Final Underlier Level

Face Amount

Hypothetical Cash Settlement Amount

Hypothetical Percentage Return on $1,000 Note

0%

1,000

$1,000

$
1,000.00

0.00
%

-10%

900

$1,000

$
1,000.00

0.00
%

-20%

800

$1,000

$
1,000.00

0.00
%

-25%

750

$1,000

$
937.50

-6.25
%

-50%

500

$1,000

$
625.00

-37.50
%

-75%

250

$1,000

$
312.50

-68.75
%

-100%

0

$1,000

$
0.00

-100.00
%

Key Terms and Assumptions

Face amount of the note:

$
1,000

Hypothetical initial underlier level:

1,000

Hypothetical buffer level:

800

Hypothetical buffer rate:

100
%

The table below illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 100% on the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date.
The hypothetical percentage return on a note will decrease at the same rate as the rate of decrease in the final underlier level when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes will be at least 20% of the face amount of your notes regardless of the hypothetical percentage returns on the closing level of the underlier.

Hypothetical Underlier Return

Hypothetical Final Underlier Level

Face Amount

Hypothetical Cash Settlement Amount

Hypothetical  Percentage  Return on
$1,000 Note

0%

1,000

$1,000

$1,000

0%

-10%

900

$1,000

$1,000

0%

-20%

800

$1,000

$1,000

0%

-25%

750

$1,000

$ 950

-5%

Hypothetical Underlier Return

Hypothetical Final Underlier Level

Face Amount

Hypothetical Cash Settlement Amount

 Hypothetical Percentage Return on $1,000
Note

-50%

500

$1,000

$ 700

-30%

-75%

250

$1,000

$ 450

-55%

-100%

0

$1,000

$ 200

-80%

Examples for the Case Where the Applicable Pricing Supplement Does Not Specify a Trigger Buffer Level or a Buffer Level and the Final
Underlier Level is Equal to or Less Than the Initial Underlier Level

If the applicable pricing supplement does not specify a trigger buffer level or a buffer level, and if the final underlier level is equal to the initial underlier level, on the stated maturity date for each note you will receive a cash settlement amount equal to the face amount of your notes. If the applicable pricing supplement does not specify a trigger buffer level or a buffer level, and if the final underlier level is less than the initial underlier level, on the stated maturity date for each note you will receive a cash settlement amount that is less than the face amount of your notes. In such a case, the cash settlement amount will be calculated on the determination date (examples of such calculations are provided below) and will equal, for each note, the sum of the face amount plus the product of (i) the face amount times (ii) the underlier return. Accordingly, if the final underlier level is equal to or less than the initial underlier level, the amount payable at maturity per each note will be as follows:

  if the final underlier level is equal to the initial underlier level, face amount of the note

      if the final underlier level is less
than the initial underlier level,               face amount of the
note + (face amount of the note × underlier return)

Example 6: The final underlier level is equal to the initial underlier level.

Key Terms and Assumptions

Face amount of the note:

$
1,000

Hypothetical initial underlier level:

1,000

Hypothetical final underlier level:

1,000

In the example above, since the final underlier level of 1,000 is equal to the initial underlier level of 1,000, the amount payable at maturity per $1,000 face amount will equal a cash settlement amount equal to the $1,000 face amount.

Example 7: The final
underlier level is less than the initial underlier level.

Key Terms and Assumptions

Face amount of the note:

$
1,000

Hypothetical initial underlier level:

1,000

Hypothetical final underlier level:

600

Cash settlement amount

In the example above, since the final underlier level of 600 is less than the initial underlier level of 1,000, the amount payable at maturity per $1,000 face amount will equal a cash settlement amount of $600.

The table below illustrates the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note decreases at the rate of one-for-one when the hypothetical percentage returns on the underlier are below 0%.

 Hypothetical
Underlier Return

Hypothetical Final Underlier Level

Face Amount

Hypothetical Cash Settlement Amount

Hypothetical Percentage Return on $1,000 Note

0%

1,000

$1,000

$1,000

0%

-10%

900

$1,000

$ 900

-10%

-20%

800

$1,000

$ 800

-20%

-25%

750

$1,000

$ 750

-25%

-50%

500

$1,000

$ 500

-50%

-75%

250

$1,000

$ 250

-75%

-100%

0

$1,000

$ 0

-100%

Charts Illustrating the Relationship of the Hypothetical Cash Settlement Amounts and the Hypothetical Final Underlier Levels

The following charts are graphical illustrations of hypothetical cash settlement amounts (expressed as a percentage of the face amount of a note) that we would deliver to the holder of your notes on the stated maturity date, if the final underlier level (expressed as a percentage of the initial underlier level) were any of the hypothetical levels shown on the horizontal axis, based on the assumptions noted below. However, the charts below do not cover the complete range of the relationships between possible cash settlement amounts and final underlier levels on the stated maturity date.

Chart 1: A trigger buffer level is specified.

The chart above shows that any hypothetical final underlier level that is less than the trigger buffer level (the section left of the “Trigger Buffer Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. In this case, the rate of decrease in the cash settlement amount will equal the rate of decrease in the closing level of the underlier, and the hypothetical cash settlement amount may be zero. On the other hand, any hypothetical final underlier level that is greater than or equal to the trigger buffer level (the section on and right of the “Trigger Buffer Level” marker on the horizontal axis) but equal to or less than the initial underlier level (the section on and left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100% of the face amount of a note (the horizontal line on the 100% marker on the vertical axis). Further, any hypothetical final underlier level that is greater than or equal to the initial underlier level (the section on and right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is equal to 100% of the face amount of a note (the 100% marker on the vertical axis).

Chart 2: A buffer level is specified; and a buffer rate that equals 100% is specified.

The chart above shows that any hypothetical final underlier level that is less than the buffer level (the section left of the “Buffer Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Since the buffer rate equals 100%, the rate of decrease in the hypothetical cash settlement amounts equals the rate of decrease in the final underlier levels when the final underlier level is less than the buffer level, and the minimum hypothetical cash settlement amount will be greater than zero. On the other hand, any hypothetical final underlier level that is greater than or equal to the buffer level (the section on and right of the
“Buffer Level” marker on the horizontal axis) but equal to or less than the initial underlier level (the section on and left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100% of the face amount of a note (the horizontal line on the 100% marker on the vertical axis). Further, any hypothetical final underlier level that is greater than or equal to the initial underlier level (the section on and right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is equal to 100% of the face amount of a note (the 100% marker on the vertical axis).

Chart 3: A buffer level is specified; and a buffer rate that is greater than 100% is specified.

The chart above shows that any hypothetical final underlier level that is less than the buffer level (the section left of the “Buffer Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Since the buffer rate is greater than 100%, the rate of decrease in the hypothetical cash settlement amounts exceeds the rate of decrease in the final underlier levels when the final underlier level is less than the buffer level, and the hypothetical cash settlement amount may even be zero. On the other hand, any hypothetical final underlier level that is greater than or equal to the buffer level (the section on and right of the “Buffer
Level” marker on the horizontal axis) but equal to or less than the initial underlier level (the section on and left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100% of the face amount of a note (the horizontal line on the 100% marker on the vertical axis). Further, any hypothetical final underlier level that is greater than or equal to the initial underlier level (the section on and right of the 100% marker on the horizontal axis)
would result in a hypothetical cash settlement amount that is equal to 100% of the face amount of a note (the 100% marker on the vertical axis).

Chart 4: No trigger buffer level is specified; and no buffer level is specified.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. In this case, the rate of decrease in the cash settlement amount will equal the rate of decrease in the closing level of the underlier. On the other hand, any hypothetical final underlier level that is equal to or greater than the initial underlier level (the section on and right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is equal to 100% of the face amount of a note (the 100% marker on the vertical axis).

We cannot predict the actual closing level of the underlier or the level of the reference rate on any day, the final underlier level or what the market value of your notes will be on any particular day, nor can we predict the relationship among the closing level of the underlier and, if applicable, the reference rate and the market value of your notes at any time prior to the stated maturity date. The actual interest payment, if any, that a holder of the notes will receive on each interest payment date, the actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on the actual initial underlier level, the actual underlier barrier level, the actual buffer level or trigger buffer level and the actual reference rate trigger range, if any, which we will set in the applicable pricing supplement to the extent they are applicable, and on the actual closing levels of the underlier and, if applicable, the levels of the reference rate and the actual final underlier level determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the interest amount to be paid in respect of your notes, if any, and the cash settlement amount to be paid in respect of your notes on the stated maturity date, if any, may be very different from the information reflected in the tables and examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO THE CALLABLE RANGE ACCRUAL NOTES

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable general terms supplement, the accompanying prospectus supplement and the accompanying prospectus. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., the stocks comprising the equity indices or exchange traded funds to which your notes are linked, or in an instrument that pays interest at the reference rate. You should carefully consider whether the notes are suited to your particular circumstances.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes. Subject to our early redemption right, our cash payment on your notes on the stated maturity date will be based on the level of the applicable underlier on the determination date relative to the initial underlier level. If the applicable pricing supplement specifies a trigger buffer level, and if the final underlier level is less than the trigger buffer level, then you will lose 1% of the face amount of your notes for every 1% negative underlier return. If the applicable pricing supplement specifies a buffer level, and if the final underlier level is less than the buffer level, then you will lose the buffer rate times 1% of the face amount of your notes for every 1% negative underlier return below such return at the buffer level. Therefore, in this case, you will lose more than 1% for every 1% negative underlier return below the underlier return at the buffer level unless the applicable pricing supplement specifies a buffer rate of 100%. On the other hand, if the applicable pricing supplement does not specify a trigger buffer level or a buffer level, and if the final underlier level is less than the initial underlier level, then you will lose 1% of the face amount of your notes for every 1% negative underlier return. Thus, unless the applicable pricing supplement specifies a buffer rate of 100%, you may lose your entire investment in the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By
Goldman, Sachs & Co.) Will Be Less Than the Original Issue Price Of Your Notes

The original issue price for your notes will exceed the
estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to Goldman, Sachs & Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth on the cover of the applicable pricing supplement; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, our creditworthiness and other relevant factors. If specified in the applicable pricing supplement, the price at which Goldman, Sachs & Co. would initially buy or sell your notes (if Goldman, Sachs & Co. makes a market, which it is not obligated to do), and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise, will also exceed the estimated value of your notes as determined by reference to these models. If specified in the applicable pricing supplement, as agreed by Goldman, Sachs & Co. and the distribution participants, the amount of this excess will decline on a straight line basis over the period from the date thereof through the applicable date set forth on the cover of the applicable pricing supplement. Thereafter, if Goldman, Sachs & Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which Goldman, Sachs & Co.
will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In
estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed on the front cover of the applicable pricing supplement, Goldman, Sachs & Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates

(forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to Goldman,
Sachs & Co. and the amounts Goldman, Sachs & Co. pays to us in connection with your notes. We pay to Goldman, Sachs & Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, Goldman, Sachs & Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above,
the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that Goldman, Sachs & Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to Goldman, Sachs & Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and, if applicable, subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no
assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes at any price and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May
Not Have an Active Trading Market” below.

We Are Able to Redeem Your Notes at Our Option

At our option, we will be permitted to redeem all, but not part, of your notes on the redemption date or redemption dates specified in the applicable pricing supplement. Even if we do not exercise our option to redeem your notes, our ability to do so may adversely affect the value of your notes. It is our sole option whether to redeem your notes prior to maturity and we may or may not exercise this option for any reason.

If your notes are redeemed, you will not receive any future interest payments that you may otherwise have received.
Further, if your notes are redeemed on a redemption date prior to the maturity date, you may not be able to reinvest the cash settlement amount at a comparable return for a similar level of risk.

If the Closing Level of the Underlier Is Less Than the Underlier Barrier Level or, If Applicable, the Level of the Reference Rate Is Not Within the
Rate Trigger Range, In Either Case on A Reference Date in Any Interest Period, the Interest Rate With Respect to the Related Interest Payment Date Will Be Reduced

Because of the formula used to calculate the interest rate applicable to your notes, if, on any reference date in any applicable interest period, the closing level of the underlier is less than the underlier barrier level or, if applicable, the level of the reference rate is not within the rate trigger range, the interest rate with respect to the related interest payment date will be reduced.
Therefore, if either the closing level of the underlier is less than the underlier barrier level or, if applicable, the level of the reference rate is not within the rate trigger range, in either case for an entire interest period, you will receive no interest on the

related interest payment date. In such case, even if you receive some interest payments on some or all of the interest payment dates, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The
Return on Your Notes May Change Significantly Despite Only a Small Change in the Underlier Level

If a trigger buffer level is specified in the
applicable pricing supplement and the final underlier level is less than the trigger buffer level, you will receive less than the face amount of your notes and you could lose all or a substantial portion of your investment in the notes. This means that while a decrease in the final underlier level equal to the trigger buffer level will not result in a loss of principal on the notes, a decrease in the closing level of the underlier to less than the trigger buffer level may result in a loss of a significant portion of the principal amount of the notes despite only a small change in the underlier level.

Your Notes May Not Have an Active
Trading Market

We do not expect your notes will be listed or displayed on any securities exchange or included in any interdealer market quotation system, and as a result there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Market
Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

●

the level of the underlier;

●

the level of the reference rate, if applicable;

●

the volatility — i.e., the frequency and magnitude of changes — of the level of the underlier and, if applicable, the level of the reference rate;

●

whether your notes are linked to an underlier or an underlier and a reference rate;

●

the dividend rates of the stocks underlying the underlier;

●

economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks underlying the underlier, and which may affect the level of the underlier;

●

interest rates and yield rates in the market;

●

the time remaining until your notes mature; and

●

our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the underlier or the reference rate, if applicable, based on their historical performance.

If the Level of the Underlier or, If Applicable, the Reference Rate Changes, the Market Value of Your
Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the underlier or, if applicable, the reference rate. Changes in the levels of the underlier or, if applicable, the reference rate may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “—The Market
Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Historical Levels of the Underlier and, If Applicable, the
Reference Rate Are Not an Indication of Future Levels

You should note that historical levels, fluctuations and trends of the underlier and, if applicable, the reference rate are not necessarily indicative of future levels. Any historical upward or downward trend in the underlier or, if applicable, the reference rate is not an indication that the underlier or, if applicable, the reference rate is more or less likely to increase or decrease at any time during any interest period, and you should not take the historical levels provided in the applicable pricing supplement of the underlier and, if applicable, the reference rate as an indication of future performance.

As Calculation Agent, Goldman, Sachs & Co. Will Have the Authority to Make Determinations that
Could Affect the Value of Your Notes and the Amount You May Receive On Any Interest Payment Date or On the Stated Maturity Date

As calculation
agent for your notes, Goldman, Sachs & Co. will have discretion in making certain determinations that affect your notes, including determining the closing level of the underlier and, if applicable, the level of the reference rate on any reference date, which we will use to determine the amount, if any, we will pay on any applicable interest payment date; determining the final underlier level on the determination date, which we will use to determine the amount we must pay on the stated maturity date; determining whether to postpone the determination date because of a market disruption event or a non-trading day; the interest determination dates and the stated maturity date. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of the underlier as described in the applicable general terms supplement. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest. We may change the calculation agent at any time without notice and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’
written notice to Goldman Sachs.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. We discuss these matters under “Supplemental Discussion of Federal Income Tax Consequences” below. Pursuant to the terms of the notes, The Goldman Sachs Group, Inc. and you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize your notes for all tax purposes as an income-bearing pre-paid derivative contract. Pursuant to this approach, it is likely that any interest payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If you are a United States alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below) of the notes, we intend to withhold on interest payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty. In addition, upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any between the amount you receive at such time (excluding amounts attributable to any interest payments) and your tax basis in the notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as the notes and it is possible that any future guidance could adversely affect the tax treatment and the value of the notes. Except to the extent otherwise provided by law, The Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-30 unless and until such time as Congress, the Treasury Department or the
Internal Revenue Service determine that some other treatment is more appropriate.

In addition, legislation was introduced in Congress in 2007, that, if enacted, would have required holders that acquire the notes after the bill is enacted to accrue interest income over the term of such notes even if there may be no interest payments over the term of the notes. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

The
tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 4335 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

If you are a non-U.S. investor, please also read the section of this product supplement no. 4335 called “Supplemental Discussion of Federal
Income Tax Consequences.”

You are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Certain
Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan
(or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

GENERAL TERMS OF THE CALLABLE RANGE ACCRUAL NOTES

In addition to the terms described on pages S-1 through S-6 of this product supplement no. 4335, the following general terms will apply to the callable range accrual notes:

Underlier, Underlier Sponsor and Underlier Stocks

In this product supplement no. 4335, when we refer to an underlier, we mean an individual index or an individual exchange traded fund, as specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described in the applicable general terms supplement. When we refer to an underlier sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable underlier as then in effect, if applicable. When we refer to the underlier stocks as of any time, except as otherwise stated
herein or in any applicable pricing supplement hereto, we mean the stocks that comprise the applicable underlier or any constituent underlier, as then in effect, after giving effect to any additions, deletions or substitutions. If applicable, when we refer to constituent indices as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the component indices that may comprise the applicable underlier as then in effect, after giving effect to any additions, deletions or substitutions.

Reference Rate

In this product supplement no. 4335, when we refer to a reference rate, we mean the reference rate specified in the applicable pricing supplement.

Redemption of the Notes

We may redeem your
notes, at our option, in whole but not in part, on the redemption date or redemption dates, which will be a predetermined business day or a set of predetermined business days. If the notes are redeemed, you will receive an amount equal to 100% of the face amount plus any accrued and unpaid interest to but excluding such redemption date.

If we choose to exercise our early redemption
right described herein and in the applicable pricing supplement, we will notify the holder of your notes and the trustee by giving notice, which will be no later than a predetermined number of business days prior to the applicable redemption date.
The day we give the notice, which will be a business day, will be the redemption notice date and the immediately following interest payment date, which we will state in the redemption notice, will be the redemption date. We will not give a redemption notice that results in a redemption date later than the stated maturity date.

If we give the holder a redemption notice, we will redeem
the entire outstanding face amount of your notes as follows. On the redemption date, we will pay, to the holder of record on the scheduled business day immediately preceding the redemption date, the redemption price in cash, together with any accrued and unpaid interest to but excluding such redemption date.

Interest Payments

The interest rate with respect to any interest payment date will be determined on the immediately preceding interest determination date, based on the closing level of the underlier and, if applicable, the level of the reference rate on each reference date during the interest period immediately preceding such interest payment date. The interest rate will equal:

●

For notes linked to an underlier, (1) the applicable interest factor for such interest payment date times (2) the quotient of (i) the number of reference dates during the applicable interest period when the closing level of the underlier was greater than or equal to the underlier barrier level divided by (ii) the number of reference dates during such interest period.

●

For notes linked to an underlier and a reference rate, (1) the applicable interest factor for such interest payment date times (2) the quotient of (i) the number of reference dates during the applicable interest period when the closing level of the underlier was greater than or equal to the underlier barrier level and the level of the reference rate was within the rate trigger range divided by (ii) the number of reference dates during such interest period.

The underlier barrier level and the interest factor for
each interest payment date will be specified in the applicable pricing supplement.

The rate trigger range, if applicable, will be specified in the applicable pricing supplement.

If, for any reference date during the applicable interest period, the closing level of the underlier is less than the underlier barrier level or, if applicable, the reference rate is not within the rate trigger range, the interest rate for the applicable interest payment date will be reduced.

If the calculation agent determines that the closing level of the underlier is not available for any reference date because of the occurrence of a market disruption event, a non-trading day or any other reason (other than as described under “Supplemental Terms of the Notes — Discontinuance or Modification of the Index” in the applicable general terms supplement), then the closing level of the underlier for such reference date, and for each consecutive reference date thereafter for which the closing level of the underlier is not available, will be the closing level of the underlier on the next reference date for which the closing level of the underlier is available. For example, if the closing level of the underlier is not available on a Monday through Wednesday and the closing level of the underlier is available on Thursday, then the closing level of the underlier for Thursday will also be used for each of Monday, Tuesday and Wednesday. However, if the closing level of the underlier is not available for more than four consecutive reference dates, then on such fifth consecutive reference date and for each consecutive reference date thereafter for which the closing level of the underlier is not available, the calculation agent will determine the closing level of the underlier for each such reference date based on its assessment, made in its sole discretion, of the level of the underlier at the applicable time on such reference date.

A reference date is each day that is a scheduled trading
day and, for notes linked to an underlier and a reference rate, also a scheduled rate business day. Unless otherwise specified in the applicable pricing supplement, “scheduled,” with respect to a trading day or a rate business day, means a day that is scheduled to be such a day as of the trade date.

If a reference rate is applicable to the notes and the calculation agent determines that a reference date is not a rate business day, then the level of the reference rate for such reference date, and for each consecutive reference date thereafter that is not a rate business day, will be the level of the reference rate on the next reference date that is a rate business day. For example, if Monday through Wednesday are not rate business days but Thursday is a rate business day, then the level of the reference rate for Thursday will also be used for each of Monday, Tuesday and
Wednesday. However, if more than four consecutive reference dates are not rate business days, then on such fifth consecutive reference date and for each consecutive reference date thereafter which are not rate business days, the calculation agent will determine the level of the reference rate for each such reference date based on its assessment, made in its sole discretion, of the level of the reference rate at the applicable time on such reference date.

Notwithstanding the previous two paragraphs, if the calculation agent determines that the closing level of the underlier is not available on the last reference date in any applicable interest period, then the calculation agent will determine the closing level of the underlier for such reference date based on its assessment, made in its sole discretion, of the level of the underlier at the applicable time on such reference date. Similarly, if a reference rate is applicable to the notes and the last reference date in any applicable interest period is not a rate business day, the calculation agent will determine the level of the reference rate for such reference date based on its assessment, made in its sole discretion, of the level of the reference rate at the applicable time on such reference date.

The calculation agent will calculate the amount of interest that has accrued on your notes with respect to each interest payment date in the following manner. The calculation agent will calculate the amount of accrued interest in accordance with the day count convention specified in the applicable pricing supplement by determining the interest rate with respect to such interest payment date as described above and multiplying the result by the accrued interest factor specified in the applicable pricing supplement.

Each interest
period will be the period from and including the relevant interest determination date (or the settlement date, in the case of the initial interest period) to but excluding the next succeeding interest determination date. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor is calculated in accordance with the day count convention with respect to each period from and including each interest payment date (or the original issue date, in the case of the first interest payment date) to but excluding the next succeeding interest payment date.

Unless otherwise specified in the applicable pricing
supplement, the regular record date for each interest payment date will be the scheduled business day immediately preceding each interest payment date.

Interest, if any, will be paid on your notes on the interest payment dates specified in the applicable pricing supplement. If an interest payment date would otherwise be a day that is not a business day, the payment due on that interest payment date will be postponed to the next day that is a business day. However, the interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. If the stated maturity date does not occur on the originally scheduled day, the interest payment date scheduled to occur on that originally scheduled day will instead occur on the postponed stated maturity date. However, interest on your notes will accrue only up to, but excluding, the originally scheduled stated maturity date.

Payment of Principal on Stated Maturity Date

Subject to our redemption right described above, on the stated maturity date, in addition to any accrued and unpaid interest, we will exchange your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes With a Trigger
Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes With a Trigger Buffer Level” is applicable to your notes if the applicable pricing supplement specifies a trigger buffer level for your notes. If the applicable pricing supplement so provides, the trigger buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial underlier level.

If the final underlier level is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of your notes. Although the underlier return will be a positive amount in this case, the cash settlement amount will not be greater than the face amount of your notes.

●

The underlier return will equal the result of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a percentage.

●

The final underlier level will equal the closing level of the underlier on the determination date, subject to adjustments as described in the applicable general terms supplement.

●

The initial underlier level will be specified in the applicable pricing supplement.

If the final
underlier level is equal to or less than the initial underlier level and greater than or equal to the trigger buffer level, the cash settlement amount will equal the face amount of your notes.

If the final underlier level is less than the trigger buffer level, the cash settlement amount for each note will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the underlier return. Since the underlier return will be a negative amount in this case, the cash settlement amount will be less than the face amount of your notes and could even be zero.

Cash Settlement Amount for Notes With a Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes With a Buffer Level” is applicable to your notes if the applicable pricing supplement specifies a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial underlier level.

If the final underlier level is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of your notes. Although the underlier return will be a positive amount in this case, the cash settlement amount will not be greater than the face amount of your notes.

●

The underlier return will equal the result of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a percentage.

●

The final underlier level will equal the closing level of the underlier on the determination date, subject to adjustments as described in the applicable general terms supplement.

●

The initial underlier level will be specified in the applicable pricing supplement.

If the final
underlier level is equal to or less than the initial underlier level and greater than or equal to the buffer level, the cash settlement amount will equal the face amount of your notes.

If the final underlier level is less than the buffer level, the cash settlement amount for each note will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the buffer rate times (C) the sum of the underlier return plus the buffer amount. Since the sum of the underlier return plus the buffer amount will be a negative amount in this case, the cash settlement amount will be less than the face amount and, if the buffer rate specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

●

The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or (ii) 100%.

●

The buffer amount in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial underlier level minus the buffer level divided by
(ii) the initial underlier level, expressed as a percentage.

Cash Settlement Amount for Notes Without a Trigger Buffer Level or Buffer
Level

This subsection entitled “— Cash Settlement Amount for Notes Without a Trigger Buffer Level or Buffer Level” is
applicable to your notes if the applicable pricing supplement does not specify a trigger buffer level or a buffer level or specifies that a trigger buffer level or a buffer level is not applicable for your notes.

●

The underlier return will equal the result of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a percentage.

●

The final underlier level will equal the closing level of the underlier on the determination date, subject to adjustments as described in the applicable general terms supplement.

●

The initial underlier level will be specified in the applicable pricing supplement.

If the final
underlier level is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of your notes. Although the underlier return will be a positive amount in this case, the cash settlement amount will not be greater than the face amount of your notes.

If the final underlier level is equal to the initial underlier level, the cash settlement amount will equal the face amount of your notes.

If the final underlier level is less than the initial underlier level, the cash settlement amount for your notes will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the underlier return. In this case, the cash settlement amount will be less than the face amount and could even be zero.

Reference Dates

In this product supplement no. 4335, when we refer to a reference date, we mean:

●

For notes linked to an underlier, each day that is a scheduled trading day.

●

For notes linked to an underlier and a reference rate, each day that is both a scheduled trading day and a rate business day.

Role of Calculation Agent

The calculation
agent, in its sole discretion, will make all determinations regarding the initial underlier level; the closing level of the underlier; the final underlier level; the underlier return; market disruption events; successor underliers; the reference rate, if applicable; stated maturity date; determination date; interest payment dates and interest determination dates; business days, trading days; rate business days; the amount of any interest accrual; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this product supplement no. 4335 is the firm serving in that role as of the issue date of your notes, unless otherwise specified in the applicable pricing supplement. We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

USE OF PROCEEDS

We expect to use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of
Proceeds”.

HEDGING

In anticipation of the sale of the notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of the underlier (in the case of exchange traded funds), the underlier stocks, listed or over-the-counter options, futures and/or other instruments linked to the underlier, constituent indices of such underlier, the underlier stocks, the reference rate, if applicable, or other instruments linked to the underlier, constituent indices of such underlier, the underlier stocks, the reference rate, if applicable, indices designed to track the performance of the relevant equity markets or components of such markets on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to the underlier, the constituent indices thereof, as applicable, the underlier stocks or the reference rate, if applicable. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

●

expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the underlier, some or all of the constituent indices of such underlier or some or all underlier stocks or the reference rate, if applicable;

●

may take or dispose of positions in the securities of the underlier stock issuers themselves or the underlier (in the case of exchange traded funds);

●

may take or dispose of positions in listed or over-the-counter options or other instruments based on underliers designed to track the performance of the stock exchanges or other components of the equity markets;

●

may take short positions in the underlier stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser; and/or

●

may take or dispose of positions in interest rate swaps and treasury bonds.

We and/or our affiliates may
acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the underlier, the constituent indices of such underlier, as applicable, the underlier stocks or the reference rate, if applicable. We expect these steps to involve sales of instruments linked to the underliers, the underlier stocks, the reference rate, if applicable, or the foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the underlier stocks or listed or over-the-counter options, futures or other instruments linked to the underlier, constituent underliers thereof or the reference rate, if applicable, some or all of the underlier stocks, constituent indices or indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets, as applicable.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See the applicable general terms supplement for a discussion of these adverse effects.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to The Goldman Sachs Group, Inc. In addition, it is the opinion of
Sidley Austin LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 4335 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●

a dealer in securities or currencies;

●

a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

●

a bank;

●

a life insurance company;

●

a tax exempt organization;

●

a partnership;

●

a regulated investment company;

●

a common trust fund;

●

a person that owns a note as a hedge or that is hedged against interest rate or currency risks;

●

a person that purchases or sells the note as part of a wash-sale for tax purposes;

●

a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

●

a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

●

a citizen or resident of the United States;

●

a domestic corporation;

●

an estate whose income is subject to U.S. federal income tax regardless of its source; or

●

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You will be obligated pursuant to the terms of the notes – in the absence of a change in law, an administrative determination or a judicial ruling to the contrary – to characterize each note for all tax purposes as an income-bearing pre-paid derivative contract (which is an income bearing pre-paid forward contract or pre-paid derivative contract if the notes bear interest) in respect of the underlier, as specified in the applicable pricing supplement. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

It is likely that any interest payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding amounts attributable to any interest payments, which will be taxable as described above) and your tax basis in your notes. Your tax basis in the notes will generally be equal to the amount that you paid for the notes. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss, except to the extent attributable to accrued but unpaid interest, if any, with respect to your notes. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss, except to the extent attributable to accrued but unpaid interest, if any, with respect to your notes. Any resulting character mismatch may result in adverse tax consequences to you, because an investor’s ability to deduct capital losses is subject to significant limitations.

We will not attempt to ascertain whether any underlier or component of any underlier would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If any underlier or component of any underlier were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a
United States holder. You should refer to information filed with the SEC with respect to each underlier or each component of any underlier and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular underlier or component of any underlier is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no
judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments if your notes have a term of more than one year. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, you would recognize gain or loss upon the sale, exchange, redemption, or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at that time and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made to you with respect to your notes.

If
the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, a capital loss.

If the
rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as contingent short-term debt instruments. Although there is no authority that specifically addresses the tax treatment of contingent short-term debt instruments, it is likely that, if your notes are so treated, you should not recognize any income prior to the maturity of the notes (except for any stated interest on the notes). If your notes are so treated and you are an initial purchaser of the notes whose taxable year does not end on a day that is between the determination date and the maturity date, upon the maturity of your notes you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time (other than amounts attributable to accrued but unpaid interest) and the amount you paid for your notes. Upon the sale, exchange or redemption of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale, exchange or redemption (other than amounts attributable to accrued but unpaid interest), unless your notes are sold, exchanged or redeemed between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. If you are a secondary purchaser of the notes, special rules apply to you and you should consult your tax advisor. There is no statutory, judicial or administrative authority that governs how short-

term contingent debt should be treated for U.S. federal income tax purposes. Accordingly, if your notes have a term of less than one year, you should consult your tax advisor about this potential alternative treatment.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. For example, if your notes bear interest, your notes could also be treated as a unit consisting of a forward contract (the “Forward Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the underlier under the Forward Contract (the “Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for U.S. federal income tax purposes in the same manner as an income-bearing pre-paid derivative contract as described above. If, however you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the notes between the
Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of , the principal amount of your note, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — United States Holders — Market
Discount” and “United States Taxation — Taxation of Debt Securities — United States Holders — Debt Securities Purchased at a Premium” with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

It is also possible that the Internal
Revenue Service could seek to characterize your notes as notional principal contracts. It is also possible that the interest payments would not be treated as either interest or ordinary income for U.S. federal income tax purposes, but instead would be treated in some other manner. For example, the interest payments could be treated all or in part as contract fees in respect of a forward contract, and the U.S. federal income tax treatment of such contract fees is uncertain.

In addition, if your notes are properly treated as a pre-paid forward or derivative contract (or income-bearing forward or derivative contract), the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to notes that have a term in excess of one year if (a) the underlier is an ETF, (b) the underlier is an index that includes an ETF or other
“pass-thru entity” (as defined in Section 1260(c)(2)), or (c) the notes are linked to a basket that includes (a) or (b). If your notes are subject to the constructive ownership rules, it is possible that any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such amounts). The application of the constructive ownership rules to the notes will depend on the particular terms of the note. In particular, the application of the constructive ownership rules to a note linked to an index or basket is uncertain. Therefore, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

It is also possible that your notes could be treated in the manner described above, except that (i) any gain or loss that you recognize at maturity would be treated as ordinary gain or loss or (ii) you should not include the interest payment, if any, in income as you receive them but instead you should reduce your basis in your notes by the amount of the interest payments that you receive.
In addition, it is possible that you could recognize gain when there is a change to the components of the underlier. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are
actively considering the proper federal income tax treatment of an instrument such as your notes, including whether the holder of an instrument such as your notes should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, The Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as Congress, the Treasury
Department or the Internal Revenue Service determine that some other treatment is more appropriate. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment and the value of your notes.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of such notes even though there may be no interest payments over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes.

It is impossible to predict what any
such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

Please
see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes. These rules will apply notwithstanding that we do not intend to treat the notes as debt for tax purposes.

United States Alien Holders

This section
applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

●

a nonresident alien individual;

●

a foreign corporation; or

●

an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from notes.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the interest payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the interest payments (including any interest payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E
or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to interest payments made to you if: (i) the interest payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the interest payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will also be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes at maturity as set forth under “United States Taxation – Taxation of Debt Securities – Backup Withholding and Information Reporting — United States Alien Holders” in the accompanying prospectus regardless of whether interest payments are treated as interest for federal income tax purposes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation – Taxation of Debt Securities –United States
Alien Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their tax advisors in this regard.

We will not attempt to ascertain whether any underlier or component of any underlier would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If any underlier or component of any underlier were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States alien holder. You should refer to information filed with the SEC with respect to each underlier or each component of any underlier and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular underlier or component of any underlier becomes a USRPHC.

Furthermore, on December 7, 2007, the Internal Revenue Service
released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any interest payments and any amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on an applicable underlier, component of an underlier or basket of underliers during the term of the notes. We could also require you to make certifications prior to any interest payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally apply to any payment made on or after January 1, 2017 with respect to any 871(m) financial instrument issued on or after January 1, 2017. You should consult your tax advisor concerning these regulations or subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax
Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in
“United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014;
therefore, the notes will generally be subject to FATCA withholding. However, according to published guidance, the withholding tax described above will not apply to payments of gross proceeds from the sale, exchange, redemption or other disposition of the notes made before January 1, 2019.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as
amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are
“parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman
Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and
(c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each callable range accrual note to be issued, The Goldman Sachs Group, Inc. expects to agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. expects to agree to purchase from The Goldman Sachs Group, Inc. the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement.
Goldman, Sachs & Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, Goldman,
Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of The Goldman Sachs Group, Inc. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member
State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of callable range accrual notes which are the subject of the offering contemplated by this product supplement no. 4335 in relation thereto may not be made to the public in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such callable range accrual notes may be made to the public in that Relevant Member State:

a)
at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the
Issuer for any such offer; or

c)
at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of callable range accrual notes shall require us or any dealer to publish a prospectus pursuant to Article 3 of the
Prospectus Directive.

For the purposes of this provision, the expression “an offer of callable range accrual notes to the public” in relation to any callable range accrual notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the callable range accrual notes to be offered so as to enable an investor to decide to purchase or subscribe the callable range accrual notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive”
means Directive 2003/71/EC (as amended, including by Directive 2010/73/EC) and includes any relevant implementing measure in each Relevant Member State.

Goldman, Sachs & Co. has represented and agreed that:

(a) in relation to any callable range accrual notes that have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any callable range accrual notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the callable range accrual notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by The Goldman Sachs Group, Inc.;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the callable range accrual notes in circumstances in which Section 21(1) of the FSMA does not apply to The Goldman
Sachs Group, Inc.; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the callable range accrual notes in, from or otherwise involving the United Kingdom.

No advertisement, invitation or document relating
to the callable range accrual notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), if such advertisement, invitation or document is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the callable range accrual notes which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The callable range accrual notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of
1948, as amended), or the FIEA. The callable range accrual notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

This product supplement no. 4335, along with the applicable pricing supplement, the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 4335, along with the applicable pricing supplement, the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the callable range accrual notes may not be circulated or distributed, nor may the callable range accrual notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in
Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the callable range accrual notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferred except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (5) as specified in

Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore
(“Regulation 32”).

Where the callable range accrual notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the callable range accrual notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law,
(5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Conflicts of Interest

Goldman, Sachs & Co. is an affiliate of The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. Goldman, Sachs & Co.
will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

  We have not authorized anyone to
provide any information or to make any representations other than those contained in or incorporated by reference in this product supplement no. 4335, the applicable general terms supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This product supplement no. 4335 is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this product supplement no. 4335, the applicable general terms supplement, the accompanying prospectus and prospectus supplement is current only as of the respective dates of such documents.

The Goldman Sachs

Group, Inc.

Callable Range Accrual Notes

Linked to the Performance of an

Underlier or an Underlier and a

Reference Rate

Medium-Term
Notes, Series D

Goldman, Sachs & Co.